 Exhibit 99.1

INCOME FUND

TEN, LLC

ANNUAL

PORTFOLIO OVERVIEW

2009

LETTER FROM THE CEOs                                                                                                                                     As of April 22, 2010

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of December 31, 2009, Fund Ten was in its operating period.  As of December 31st, we had invested $135,558,0051 of capital in approximately $305,448,5432 worth of business-essential equipment. Further, our distribution coverage ratio3 for the fourth quarter was 111.82%.  As of December 31st, Fund Ten maintained a leverage ratio of 0.03:14.  Fund Ten collected 99.97%5 of all scheduled rent and loan receivables due for the fourth quarter, with the uncollected receivables relating to the materials handling equipment on lease to Saturn Corporation.  We subsequently sold all of the equipment on lease to Saturn.  We are pleased to report that we received a cash-on-cash return of approximately 120% in rental and sale proceeds related to this investment.

During the fourth quarter of 2009, we continued to actively manage our portfolio by amending the bareboat charters for the container vessels, the M/V ZIM Canada and the M/V ZIM Korea, to restructure each respective charterer’s payment obligations.  The charter for the ZIM Canada was extended from June 30, 2014 to March 31, 2017 and the charter for the ZIM Korea was extended from June 30, 2014 to March 31, 2016.  The purpose of the restructuring was to provide the charterers with additional cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.   For a more detailed description please refer to the portfolio overview section that follows this letter.  Fund Ten did not lease or finance any new equipment in the fourth quarter of 2009.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.

2	Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP.

3	The ratio of inflows from investments divided by paid distributions.

4	Pursuant to Fund Ten’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.

5	Collections as of March 31, 2010.

ICON Income Fund Ten, LLC

- Annual Portfolio Overview -

 - 2009 -

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) annual Portfolio Overview for 2009.  References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

During the year of 2009, we continued in our operating period, during which time we continued to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

We will commence our liquidation period on May 1, 2010, which is expected to continue for several years.  During the liquidation period, we will begin the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental income and equipment sales when realized.  In some months the distribution may be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2009, our portfolio consisted primarily of the following investments.

•
We own a 72.34% interest in a joint venture with ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and ICON Income Fund Nine, LLC (“Fund Nine”), affiliates of our Manager, who have interests of 13.26% and 14.40%, respectively, that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The lease is scheduled to expire on October 31, 2010.  In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”), with Fund Eleven.  We own a 45% interest in ICON Global Crossing V, which leases telecommunications equipment to Global Crossing.  This equipment was purchased for approximately $12,982,000 and is subject to a thirty-six month lease that expires on December 31, 2010.  Also, we own a 79.31% interest in a joint venture with ICON Income Fund Eight A L.P., an affiliate of our Manager, that owns telecommunications equipment subject to a lease with Global Crossing that expired on March 31, 2010 and was renewed for a period of twelve months.

•
ICON Northern Leasing, LLC, a joint venture among us, Fund Eleven and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an affiliate of our Manager, purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Eleven and Fund Twelve have ownership interests of 12.25%, 35% and 52.75%, respectively.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines.  The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000.  The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000.  Our share of the purchase price was approximately $3,868,000.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Carina Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Corona Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
Hospital bedside entertainment and communication terminals subject to lease with Premier Telecom Contracts Limited (“Premier”).  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through our wholly-owned subsidiary, ICON Premier, LLC (“ICON Premier”), purchased the equipment for approximately $13,945,000 and the lease is scheduled to expire on December 31, 2012.  On January 30, 2009, ICON Premier restructured its lease financing with Premier in exchange for control of the parent company of Premier, Pretel Group Limited, until such time as ICON Premier receives its expected return on its investment.

•
Machining and metal working equipment subject to a lease with MW Texas Die Casting, Inc. (“Texas Die”), a wholly-owned subsidiary of MW Universal, Inc. (“MWU”).  We originally acquired equipment subject to leases with Texas Die and MW Monroe Plastics, Inc. (“Monroe”), a wholly-owned subsidiary of MWU, for an aggregate purchase price of approximately $4,000,000.  The leases commenced on January 1, 2008 and continue for a period of sixty months.  On July 28, 2009, we agreed to terminate the lease with Monroe.  Simultaneously with the termination of the lease with Monroe, we transferred title to the equipment to Cerion MPI, LLC (“MPI”), an affiliate of Monroe, in consideration for MPI transferring title to equipment of greater fair market value to us. Beginning on August 1, 2009, we entered into a lease with MPI for such equipment for a term of forty-one months. The obligations of MPI under the lease are guaranteed by its parent company, Cerion, LLC.

•	Four double box girder cranes leased to WPS, Inc. We acquired the cranes for approximately $894,000. The lease expired on March 31, 2009 and continues to be renewed on a month-to-month basis.

•
Materials handling equipment leased to Saturn Corporation (“Saturn”).  We acquired the equipment for approximately $594,000 and the leases are both scheduled to expire on September 30, 2011. On June 1, 2009, General Motors Corporation (“GM”) filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, in which Saturn was named as a debtor.  On February 22, 2010, we received notice that the leases were being rejected by GM and the monthly lease payments would cease effective March 1, 2010.  In March 2010, we sold all of the equipment subject to lease with Saturn to unaffiliated third parties for approximately $145,000.  We received a cash-on-cash return of approximately 120% in rental and sale proceeds related to this investment.

•
Two 3,350 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea (the “ZIM Korea”) and the M/V ZIM Canada (the “ZIM Canada”), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in non-recourse loans.  The bareboat charters for the vessels were each scheduled to expire in June 2009.  On July 1, 2008, the bareboat charters were extended until June 30, 2014.  On July 1, 2009, we, through our wholly-owned subsidiaries, ICON Containership I, LLC (“ICON Containership I”) and ICON Containership II, LLC (“ICON Containership II”), satisfied all of the non-recourse loan obligations with respect to the vessels by repaying the balance due in the amount of $1,350,695, consisting of principal and interest outstanding as of such date.  As a result, all charter hire payments are being paid directly to ICON Containership I and ICON Containership II.  On October 30, 2009, ICON Containership I and the charterer’s payment obligations.  The charter for the ZIM Canada was extended from June 30, 2014 to March 31, 2017 and the charter for the ZIM Korea was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterer with additional flexibility while at the same time attempting to preserve our projected economic return on our investment.

•
A 49% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Twelve.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000. Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,843,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expired at various dates through August 2009, but continue to be renewed in accordance with the terms of the leases.  For the years ended December 31, 2009, 2008 and 2007, we received approximately $164,000, $149,000 and $867,000, respectively, in residual proceeds from the sale of the equipment.  We are pleased to advise that our target return on this investment has been achieved and are still receiving residual proceeds from this portfolio.

•
We entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015.  For years ended December 31, 2009, 2008 and 2007, we received approximately $184,000, 106,000 and $175,000, respectively, in residual proceeds from the sale of the equipment.  We expect to receive approximately ₤650,000 in additional residual proceeds through the expiration of this portfolio.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., Fund Nine, Fund Eleven, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2009 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $2,360,000 at December 31, 2009, $100,000 of which was attributable to the Fund.  Subsequent to December 31, 2009, the Fund borrowed an additional $600,000, bringing the Fund’s total borrowings under the Facility to $700,000.

10% Status Report

As of December 31, 2009, the ZIM Canada, the ZIM Korea and the Mayon Spirit were the three assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio. All three vessels are scheduled to remain on bareboat charter during the calendar year.

As of December 31, 2009, each bareboat charter had 87, 75 and 19 monthly payments remaining, respectively.  At the time we acquired our interests in the vessels, the vessels were previously commissioned, and to the best of our Manager’s knowledge, each vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the year ended December 31, 2009, we continued to make monthly distributions at a rate of 8.6% per annum.  From the inception of the offering period, we have made 78 monthly distributions to our members. During the year ended December 31, 2009, we paid our members approximately $12,876,000 in cash distributions. As of December 31, 2009, a $10,000 investment made at the initial closing would have received $5,523 in cumulative distributions representing a return of approximately 55% of such initial investment.

	Source of Distributions

	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions
For the year ended
December 31, 2009	$1,1990,339	$885,603	$-	$-	$12,875,942

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel costs, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $128,760, $128,817 and $129,078 for the years ended December 31, 2009, 2008 and 2007, respectively.  Our Manager’s interest in our net income was $62,185, $125,937 and $48,871 for the years ended December 31, 2009, 2008 and 2007, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

Entity	Capacity	Description	2009	2008	2007
ICON Capital Corp.	Manager	Acquisition fees (1)	$-	$895,443	$-
ICON Capital Corp.	Manager	Management fees (2)	$1,246,713	$1,620,239	$2,054,110
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (2)	$1,090,870	$1,448,324	$876,287

(1) Amount capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(2) Amount charged directly to operations.

At December 31, 2009, we had a net payable of $131,351 due to our Manager and its affiliates that primarily consisted of administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$2,428,058	$3,784,794
Current portion of net investment in finance leases	-	725,220
Service contracts receivable	569,447	-
Restricted cash	-	226,882
Equipment held for sale	23,350	98,350
Other current assets	1,015,170	282,062

Total current assets	4,036,025	5,117,308

Non-current assets:
Net investment in finance leases, less current portion	31,808,689	6,916,347
Leased equipment at cost (less accumulated depreciation of
$11,201,367 and $47,649,844, respectively)	11,134,806	45,553,277
Equipment (less accumulated depreciation of $2,455,687)	4,442,732	-
Investments in joint ventures	25,243,236	30,591,890
Investments in unguaranteed residual values	290,331	754,090
Other non-current assets, net	77,797	66,285

Total non-current assets	72,997,591	83,881,889

Total Assets	$77,033,616	$88,999,197

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$-	$7,076,252
Revolving line of credit, recourse	100,000	-
Interest rate swap contracts	-	88,214
Deferred revenue	241,851	48,699
Due to Manager and affiliates	131,351	1,048,301
Accrued expenses and other current liabilities	1,628,461	256,595

Total Liabilities	2,101,663	8,518,061

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	75,332,248	81,937,867
Manager	(551,499)	(484,924)
Accumulated other comprehensive loss	(1,879,919)	(3,145,791)

Total Members' Equity	72,900,830	78,307,152

Noncontrolling Interests	2,031,123	2,173,984

Total Equity	74,931,953	80,481,136

Total Liabilities and Equity	$77,033,616	$88,999,197

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2009	2008	2007
Revenue:
Rental income	$13,809,718	$20,063,725	$28,679,620
Finance income	1,304,824	2,368,359	2,788,311
Servicing income	5,716,849	-	-
Income from investments in joint ventures	3,830,195	3,811,086	1,235,015
Net gain (loss) on sales of equipment and unguaranteed residual values	1,550,884	6,750,237	(384,310)
Interest and other income	732,995	500,479	1,163,713

Total revenue	26,945,465	33,493,886	33,482,349

Expenses:
Management fees - Manager	1,246,713	1,620,239	2,054,110
Administrative expense reimbursements - Manager	1,090,870	1,448,324	876,287
General and administrative	7,088,632	1,158,313	833,078
Interest	216,410	1,141,128	2,204,773
Depreciation and amortization	9,018,997	12,628,280	22,318,404
Impairment loss	1,697,539	-	-
Bad debt expense	-	2,577,526	-

Total expenses	20,359,161	20,573,810	28,286,652

Net income	6,586,304	12,920,076	5,195,697

Less: Net income attributable to noncontrolling interests	(367,758)	(326,324)	(308,637)

Net income attributable to Fund Ten	$6,218,546	$12,593,752	$4,887,060

Net income attributable to Fund Ten allocable to:
Additional Members	$6,156,361	$12,467,815	$4,838,189
Manager	62,185	125,937	48,871

	$6,218,546	$12,593,752	$4,887,060

Weighted average number of additional
shares of limited liability company interests outstanding	148,222	148,275	148,575

Net income attributable to Fund Ten per weighted
average additional share of limited liability company interests	$41.53	$84.09	$32.56

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity

	Additional Shares
	of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive (Loss) Income	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2006	148,730	$90,581,159	$(401,837)	$3,591,721	$93,771,043	$4,039,195	$97,810,238
Comprehensive income:
Net income	-	4,838,189	48,871	-	4,887,060	308,637	5,195,697
Unrealized loss on warrants	-	-	-	(538,072)	(538,072)	-	(538,072)
Change in valuation of interest
rate swap contracts	-	-	-	(1,066,151)	(1,066,151)	-	(1,066,151)
Currency translation adjustments	-	-	-	253,491	253,491	-	253,491
Total comprehensive income	-	-	-	(1,350,732)	3,536,328	308,637	3,844,965
Shares of limited liability company
interests redeemed	(351)	(294,451)	-	-	(294,451)	-	(294,451)
Cash distributions	-	(12,778,769)	(129,078)	-	(12,907,847)	(1,377,632)	(14,285,479)

Balance, December 31, 2007	148,379	82,346,128	(482,044)	2,240,989	84,105,073	2,970,200	87,075,273

Comprehensive income:
Net income	-	12,467,815	125,937	-	12,593,752	326,324	12,920,076
Change in valuation of interest
rate swap contracts	-	-	-	(384,284)	(384,284)	-	(384,284)
Currency translation adjustments	-	-	-	(5,002,496)	(5,002,496)	-	(5,002,496)
Total comprehensive income	-	-	-	(5,386,780)	7,206,972	326,324	7,533,296
Shares of limited liability company
interests redeemed	(148)	(123,301)	-	-	(123,301)	-	(123,301)
Cash distributions	-	(12,752,775)	(128,817)	-	(12,881,592)	(1,122,540)	(14,004,132)

Balance, December 31, 2008	148,231	81,937,867	(484,924)	(3,145,791)	78,307,152	2,173,984	80,481,136

Comprehensive income:
Net income	-	6,156,361	62,185	-	6,218,546	367,758	6,586,304
Change in valuation of interest
rate swap contracts	-	-	-	306,488	306,488	-	306,488
Currency translation adjustments	-	-	-	959,384	959,384	-	959,384
Total comprehensive income	-	-	-	1,265,872	7,484,418	367,758	7,852,176
Shares of limited liability company
interests redeemed	(20)	(14,798)	-	-	(14,798)	-	(14,798)
Acquisition of noncontrolling interest	-	-	-	-	-	714,780	714,780
Cash distributions	-	(12,747,182)	(128,760)	-	(12,875,942)	(1,225,399)	(14,101,341)

Balance, December 31, 2009	148,211	$75,332,248	$(551,499)	$(1,879,919)	$72,900,830	$2,031,123	$74,931,953

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net income	$6,586,304	$12,920,076	$5,195,697
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(4,386,104)	(11,722,647)	(17,662,094)
Finance income	(1,304,824)	(2,368,359)	(2,788,311)
Income from investments in joint ventures	(3,830,195)	(3,811,086)	(1,235,015)
Net (gain) loss on sales of equipment and unguaranteed residual values	(1,550,884)	(6,750,237)	384,310
Depreciation and amortization	9,018,997	12,628,280	22,318,404
Bad debt expense	-	2,577,526	-
Gain on bargain purchase	(440,681)	-	-
Impairment loss	1,697,539	-	-
Interest expense on non-recourse financing paid directly
to lenders by lessees	196,304	1,094,226	2,197,621
Changes in operating assets and liabilities:
Collection of finance leases	1,083,263	2,035,245	3,966,041
Restricted cash	226,882	37,868	-
Service contracts receivable	241,447	-	-
Other assets, net	(912,470)	(63,635)	2,247,008
Deferred revenue	37,480	(1,913)	(288,405)
Due to Manager and affiliates, net	(212,390)	173,634	110,997
Accrued expenses and other current liabilities	(428,407)	(313,396)	125,613
Distributions from joint ventures	1,742,027	1,612,385	827,959

Net cash provided by operating activities	7,764,288	8,047,967	15,399,825

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	3,209,938	18,081,200	3,218,093
Distributions received from joint ventures	4,226,051	3,021,595	11,488,247
Investment in financing facility	-	(164,822)	(4,202,233)
Repayment of financing facility	-	4,367,055	-
Purchase of equipment	(32,033)	-	(4,004,904)
Cash received in connection with business acquisition	576,781	-	-
Investments in joint ventures	-	(13,368,631)	(13,506,186)

Net cash provided by (used in) investing activities	7,980,737	11,936,397	(7,006,983)

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	2,285,000	-	5,000,000
Repayment of revolving line of credit, recourse	(2,185,000)	(5,000,000)	-
Repayments of non-recourse long-term debt	(2,817,772)	(1,463,976)	-
Cash distributions to members	(12,875,942)	(12,881,592)	(12,907,847)
Shares of limited liability company interests redeemed	(14,798)	(123,301)	(294,451)
Cash distributions to noncontrolling interests	(1,225,399)	(1,122,540)	(1,377,633)

Net cash used in financing activities	(16,833,911)	(20,591,409)	(9,579,931)

Effects of exchange rates on cash and cash equivalents	(267,850)	(56,987)	426

Net decrease in cash and cash equivalents	(1,356,736)	(664,032)	(1,186,663)
Cash and cash equivalents, beginning of the year	3,784,794	4,448,826	5,635,489

Cash and cash equivalents, end of the year	$2,428,058	$3,784,794	$4,448,826

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2009	2008	2007
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$4,386,104	$11,722,647	$17,662,094
Transfer of leased equipment at cost to equipment held for sale	$-	$395,350	$708,505
Transfer from net investment in finance leases to equipment	$6,829,746	$-	$-
Transfer from investments in unguaranteed residual values to
leased equipment at cost	$52,722	$1,935	$536,160
Transfer from leased equipment at cost to net investment in
finance leases	$30,891,185	$-	$95,542
Transfer of non-recourse long-term debt in connection with
sale of subsidiary	$-	$10,906,321	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.